EXHIBIT 1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, each of the parties to this Joint Filing Agreement (this “Agreement”) agrees that the statement on Schedule 13G with respect to the ordinary shares issued by Endurance Specialty Holdings Ltd., to which this Agreement is attached as an Exhibit, is filed on behalf of each such party and that any amendments to the attached Schedule 13G will likewise be filed on behalf of each such party.

IN WITNESS WHEREOF, the undersigned have caused this Joint Filing Agreement to be executed on February 17, 2004.

AON CORPORATION
Date:	February 17, 2004

By:	/s/ Richard E. Barry
Name:	Richard E. Barry
Title:	Vice President

VIRGINIA SURETY COMPANY, INC.
Date:	February 17, 2004

By:	/s/ Richard E. Barry
Name:	Richard E. Barry
Title:	Vice President

COMBINED INSURANCE COMPANY OF AMERICA
Date:	February 17, 2004

By:	/s/ Richard E. Barry
Name:	Richard E. Barry
Title:	Vice President

RESOURCE LIFE INSURANCE COMPANY
Date:	February 17, 2004

By:	/s/ Richard E. Barry
Name:	Richard E. Barry
Title:	Vice President

LONDON GENERAL INSURANCE COMPANY LIMITED
Date:	February 17, 2004

By:	/s/ David L. Cole
Name:	David L. Cole
Title:	Chairman

STERLING LIFE INSURANCE COMPANY
Date:	February 17, 2004

By:	/s/ Richard E. Barry
Name:	Richard E. Barry
Title:	Vice President

COMBINED LIFE ASSURANCE COMPANY OF EUROPE LIMITED
Date:	February 17, 2004

By:	/s/ Patrick G. Ryan
Name:	Patrick G. Ryan
Title:	Chairman and Managing Director

AON PENSION PLAN
Date:	February 17, 2004

By:	/s/ John Reschke
Name:	John Reschke
Title:	Vice President on behalf of Investment Committee